Exhibit 10.15

CONSENT, WAIVER AND AMENDMENT AGREEMENT

     This Consent, Waiver and Amendment Agreement (this “Agreement”) is entered into as of July 29, 2003, between Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (the “Company”) and Barclays Bank PLC (the “Bank”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Letter of Credit Agreement defined below.

RECITALS

     WHEREAS, the Company and the Bank are parties to the Letter of Credit Agreement, dated as of December 6, 2002 (the “Letter of Credit Agreement”), pursuant to which the Bank made available to the Company a letter of credit facility; and

     WHEREAS, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

     SECTION 1. CONSENT AND WAIVER. The Bank hereby consents to the Company’s prepayment and termination of the Credit Agreement and hereby waives any Event of Default under Section 11.1(t) of the Letter of Credit Agreement resulting from the prepayment and termination of the Credit Agreement.

     SECTION 2. AMENDMENT.

(a) The maximum principal amount of the facility referred to in Section 3.1 of the Letter of Credit Agreement is reduced from $100,000,000 to $50,000,000.

(b) Effective on the date of the Company’s prepayment and termination of the Credit Agreement, the Bank and the Company hereby agree to amend and modify the Letter of Credit Agreement to delete Section 11.1(t) thereof.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

(a) no Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Agreement; and

(b) the representations and warranties of the Company contained in Article IX of the Letter of Credit Agreement are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (except where such representation speaks as of a specified date).

     SECTION 4. GENERAL.

     4.1 Reaffirmation of Letter of Credit Agreement. As amended hereby, the Letter of Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

     4.2 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in any number of counterparts and by the different parties in separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     4.3 Contract (Rights of Third Parties) Act 1999. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement. The consent of any third party is not required for any termination or amendment to this Agreement.

     4.4. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW.

[The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered as a deed as of the date and year first above written.

MONTPELIER REINSURANCE LTD.

By:	/s/ Neil McConachie

Name: Title:	Neil McConachie Senior Vice President

BARCLAYS BANK PLC

By:	/s/ Chris M. Lee

Name: Title:	CHRIS M LEE MANAGER